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                                                                  Exhibit 10.29

                      ALLIED HEALTHCARE INTERNATIONAL INC.
                               555 MADISON AVENUE
                              NEW YORK, N.Y. 10022




                                          October 30, 2002



Mr. Daniel A. Bergeron
60 Sanfordtown Road
Redding, Connecticut 06896

Dear Mr. Bergeron:

         We write to set forth our agreement with respect to your employment as Vice President and Chief Financial Officer of Allied Healthcare International Inc., a New York corporation (the "Company").

         1. SERVICES. The Company hereby agrees to employ you, and you hereby agree to be employed by the Company, on the terms and conditions hereinafter set forth. You will serve as Vice President and Chief Financial Officer of the Company, and will render such services and perform such duties for the Company and its direct and indirect subsidiaries (collectively, with the Company, the "Company Group") as customarily are performed by chief financial officers, including, without limitation, those services and duties consistent with your position as the President and/or Board of Directors of the Company may from time to time reasonably assign to you. You will, in addition, hold such offices, directorships and other positions with the Company Group, as are consistent with your status as Vice President and Chief Financial Officer, to which you may from time to time be elected or appointed. Your authority shall be subject at all times to the direction and control of the President and the Board of Directors of the Company and to the Board's discretion to determine the policies of the Company Group. You agree to serve the Company Group to the best of your ability and to devote your full working time, attention, energy and skills exclusively to the business and affairs of the Company Group and to the promotion and advancement of its interests.

         2. COMPENSATION. As full compensation for all of your services hereunder, you shall receive the following:

              (a) During your employment hereunder you shall receive a base salary at the rate of Two Hundred Thirty Thousand Dollars ($230,000) per annum payable in accordance with the Company's normal payroll practices. You will receive an annual performance and

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Mr. Daniel Bergeron
October__, 2002
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compensation review, the first of which will occur on or about September 30,
2003 to determine the amount of the adjustment, if any, in your base salary.

              (b) In the discretion of the Board of Directors of the Company, you may receive annual bonuses at such times and in such amounts as may be determined by the Board of Directors; provided, however that you will receive a minimum bonus of $50,000 with respect to the fiscal year ended September 30, 2003, provided you are still an employee of the Company as of such date.

              (c) You will be granted a stock option to purchase 100,000 shares of common stock of the Company under the Company's 2002 Stock Option Plan (the "Plan"). The exercise price per share will be equal to the closing price of the Company's common stock on the day preceding the date your employment commences with the Company (the "Commencement Date"), which shall be November 4, 2002 or such other date as is mutually agreed upon. The shares of common stock subject to your stock option will vest over a three-year period so long as you continue to be employed with the Company. The specific terms and conditions of your stock option will be set forth in a Stock Option Agreement between you and the Company. Such agreement shall be in substantially the form approved by the Board of Directors of the Company for use with the Plan, modified as necessary to appropriately reflect the provisions outlined above, and will be executed after the Commencement Date.

              (d) All payments required to be made by the Company to you under this Agreement shall be subject to withholding, social security, payroll and other applicable taxes and deductions.

         3. TERM. (a) You may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company and you will not be entitled to any compensation or other benefits from the Company except as expressly set forth herein. Likewise, the Company may terminate your employment at any time and for any reason whatsoever, with or without cause or advance notice and you will not be entitled to any compensation or other benefits from the Company except as expressly set forth herein. This at-will employment relationship cannot be changed except in a writing signed by a duly-authorized Company officer.

              (b) If after six months following the Commencement Date (i) the Company terminates your employment without cause at any time thereafter, or (ii) if you resign at any time thereafter with "good reason," the Company will pay you, a severance payment equal to twelve (12) months of your base salary in effect at the time of your termination, subject to standard payroll deductions and withholdings. If you resign at any time without good reason or your employment is at any time terminated for cause, all compensation and benefits will cease immediately, and you will receive no severance benefits.

              (c) For purposes hereof, the definition of "cause" shall mean the occurrence of

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Mr. Daniel Bergeron
October__, 2002
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any of the following events: (i) an act of dishonesty by you intended to result in your gain or personal enrichment which causes harm to the reputation of the Company or its affiliates; (ii) your personally engaging in illegal conduct which causes harm to the reputation of the Company or its affiliates; (iii) your being convicted or found liable or pleading nolo contendre to a felony, misdemeanor (other than related to a traffic violation) or gross misdemeanor;
(iv) your engagement in substance abuse; (v) your personally engaging in any act of moral turpitude that causes harm to the reputation of the Company or its affiliates; (vi) your commencement of employment with another employer while you are an employee of the Company without the prior consent of the Board of Directors; (vii) your theft or other misappropriation of the Company's proprietary information; (viii) your violation of this Agreement with the Company, or of any Company policy, rule or regulation which if correctable, is not remedied within 30 days following notice from the Company; (ix) your death; or (x) as a result of your physical or mental disability as determined by a qualified physician licensed to practice medicine in the State of New York and selected by the Company, the Company reasonably determines that you have failed, or have become unable to perform your customary duties for a period of more than three (3) months.

              (d) For purposes hereof, "good reason" shall mean (i) a material reduction of your base salary other than reduction by the Company with respect to all senior executive officers as a part of a general readjustment of their compensation levels; (ii) any material reduction in your title, duties, authority, responsibilities or reporting relationships; or (iii) the Company fails to perform or breaches its obligations under any other material provision of this Agreement and does not correct such failure or breach (if correctable) within thirty days following notice thereof by you to the Company.

              (e) In the event there occurs (i) a consolidation or merger of the Company with or into any other corporation or other entity or person (other than an existing stockholder of the Company, or a subsidiary or affiliate of the Company) in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the Company's voting power immediately after such consolidation or merger, or (ii) a sale of all or substantially all of the assets of the Company other than to a subsidiary or affiliate of the Company (herein a "Change of Control"), and at any time within six months after such Change of Control the Company (or its successor) terminates your employment other than for cause or you terminate your employment for good reason, the Company will pay you, as severance compensation, an amount equal to twelve (12) months of your base salary in effect on the effective date of the Change of Control, subject to standard payroll deductions and withholdings.

              (f) Upon any termination of employment, you shall be entitled to any compensation earned but unpaid through the date of termination as well as any benefits due or amounts payable under any plan or program maintained or sponsored by the Company in which you participate.

              (g) For purposes hereof, (i) an "affiliate" of the Company means a corporation
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Mr. Daniel Bergeron
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or other entity or person which, directly or indirectly, is in control of, is controlled by, or is under common control with the Company. For purposes of this definition, control of a corporation or other entity means the power, direct or indirect, (A) to vote 51% or more of the securities having ordinary voting power for the election of directors of (or other persons performing similar functions) such corporation or other entity, or (B) to direct or cause the direction of the management and policies of such corporation or other entity whether by contract or otherwise; and (ii) "Subsidiary" of the Company means a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors (or other persons performing similar functions) are owned, directly or indirectly, by the Company.

         4. CERTAIN BENEFITS. During your employment hereunder, subject to your meeting applicable eligibility requirements, the Company shall provide you with such life, disability, health insurance, sick leave and paid holidays and other benefits as are generally made available to other senior executive employees of the Company. You shall be entitled to receive five (5) weeks of paid vacation during each year of your employment hereunder.

         5. REIMBURSEMENT OF EXPENSES; OFFICER INSURANCE. During your employment hereunder, the Company will reimburse you for your reasonable, ordinary and necessary travel and other business expenses incident to your rendering of services hereunder, in conformity with the Company's regular policies from time to time in effect regarding reimbursement of expenses. Payments to you for such expenses will be made upon presentation of expense statements in such detail as the Company may from time to time reasonably require. To the extent that the Company provides the same for other executive officers of the Company, it will maintain, for your benefit, officer liability insurance in a form that it maintains for its other senior executive officers. You will be indemnified by the Company against liability as an officer of the Company and any subsidiary or affiliate of the Company to the same extent as the Company's other senior executive officers, subject to the terms of any applicable plan or policy.

         6. CONFIDENTIALITY; COVENANT. (a) You acknowledge that, in the course of your employment, you will be occupying a position of trust and confidence with the Company Group. You further acknowledge that you will have access to valuable trade secrets and confidential information of the Company Group solely as a result of your position with the Company. You agree that you will not make use of or disclose, directly or indirectly, any trade secrets or confidential information of the Company Group, except that you may disclose such information
(i) to the extent necessary to perform your obligations under this Agreement and in furtherance of the best interests of the Company Group; (ii) to the extent required by applicable law; or (iii) if expressly consented to by the Company.

              (b) (i) During the continuation of this Agreement and for a period of 24 months immediately following the termination of your employment, your agree that you will not engage in or have any financial interest in any business enterprise in competition with the Company Group. For purposes of this Section 6(b):
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Mr. Daniel Bergeron
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                  (ii) A business enterprise in competition with the Company
Group shall mean any enterprise which engages in any business as that conducted by Company Group or any subsidiary or affiliate during the twelve months preceding the date of your termination of employment;

                  (iii) You shall be deemed to be engaged in or have a financial interest in such business enterprise if you are an employee, officer, director, trustee, agent, consultant or partner of any person which is engaged in such business or if you own, directly or indirectly, stock or securities convertible into or exchangeable for stock or otherwise have any equity or beneficial interest in such person; provided, however, that the ownership of 5% or less of the outstanding shares of a class of security, which is regularly traded on a national securities exchange or quoted in an automated inter-dealer quotation system, shall not be deemed to be engaging or having a financial interest in the business of such person;

                  (iv) During the continuation of this Agreement and for a period of one (1) year immediately following the termination of your employment, you agree that you will not directly or indirectly hire or solicit any employee of any member of the Company Group or who was an employee of any member of the Company Group at any time within the twelve-month period immediately prior thereto or encourage an employee or agent of any member of the Company Group to terminate such employment or agency relationship.

                  (v) You acknowledge and agree that the restrictive covenants set forth in this Section 6(b) (the "Restrictive Covenants") are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

                  (vi) If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenant, or any part thereof, and, in its modified form, such Restrictive Covenant shall then be valid and enforceable.

                  (vii) Notwithstanding anything to the contrary contained in this Section 6(b), the provisions of Section 6(b)(i) shall not apply in the event that your employment is terminated by the Company without cause or by you for good reason.

              (c) The provisions of this Section 6 shall survive the expiration or termination, for any reason, of this Agreement.

         7. REPRESENTATIONS. You hereby represent and warrant to the Company that you have full legal authority to enter into this Agreement and to perform your obligations hereunder, that you have no obligation to any other person or entity that would affect or conflict with any of
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Mr. Daniel Bergeron
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your obligations hereunder, and that the complete performance of your obligations hereunder will not violate, result in a breach of, or constitute a default under, any law, regulation, order or decree of any governmental or judicial body or any contract by which you are bound.

         8. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be deemed to have been duly given when personally delivered or when sent by certified mail, return receipt requested, postage prepaid, as follows:

              If to the Company:
              Allied Healthcare International, Inc.
              555 Madison Avenue
              New York, New York  10022
              Attention:  President

              If to you, at your address as set forth above.

Either party may change its or his address for the purpose of this section by written notice similarly given.

         9. SEVERABILITY. If any clause or provision of this Agreement shall be held to be invalid or unenforceable, such clause or provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid or unenforceable, and such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement.

         10. MISCELLANEOUS. This Agreement sets forth the parties final and entire agreement, and supersedes any and all prior understandings, with respect to its subject matter. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon you, your heirs, administrators and legal representatives, but no right or obligation hereunder may be assigned or delegated. No failure or delay by either party in exercising any right, option, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, option, power or privilege. In the event of a breach or threatened breach by you of any of the agreements contained in Section 6 hereof, any member of the Company Group shall be entitled to a temporary restraining order, a preliminary injunction and/or a permanent injunction restraining you from breaching or continuing to breach any of said covenants. Nothing herein contained shall be construed as prohibiting any member of the Company Group from pursuing any other remedies that may be available to it for such breach or threatened breach, including the recovering of damages. This Agreement can only be changed, waived or terminated only by a writing signed by both you and the Company and shall be governed by the internal laws of the State of New York (without reference to its rules as to
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Mr. Daniel Bergeron
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conflicts of laws). This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same document.













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Mr. Daniel Bergeron
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         If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to us a copy of this Agreement.

                                     ALLIED HEALTHCARE INTERNATIONAL INC.



                                     By: /s/ Sarah Ladd Eames
                                     ------------------------------
                                     Name:
                                     Title:


ACCEPTED AND AGREED TO ON
  THIS 26th DAY OF OCTOBER 2002:


/s/ Daniel Bergeron
----------------------------
Daniel Bergeron




/s/ Michele Bergeron
----------------------------
WITNESS